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                                                                    EXHIBIT-23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 registration numbers 333-94345, 333-41477 and 333-57879) pertaining to the Amended and Restated 1992 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Directors Stock Option Plan, respectively, of EPIX Medical, Inc. of our report dated February 5, 2000, with respect to the financial statements of EPIX Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                        /s/ Ernst & Young LLP

Boston, Massachusetts
March 14, 2000